June 3, 1996

Sunglass Hut International, Inc.
255 Alhambra Circle
Coral Gables, Florida  33134


         Re:      OFFERING OF COMMON STOCK OF SUNGLASS HUT INTERNATIONAL, INC.

Gentlemen:

         On the date hereof, Sunglass Hut International, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by certain selling stockholders of 2,152,032 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company;
(ii) resolutions of the Board of Directors of the Company authorizing the offering and related matters; (iii) the Registration


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Sunglass Hut International, Inc.
May 31, 1996
Page 2

Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                           Sincerely,

                           GREENBERG, TRAURIG, HOFFMAN,
                           LIPOFF, ROSEN & QUENTEL, P.A.